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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                 July 23, 1999.

                              STAN LEE MEDIA, INC.
             (Exact name of registrant as specified in its charter)


    Colorado                       0-28530               84-1341980
(State or other                  (Commission          (I.R.S. Employer
 jurisdiction of                 File Number)          Identification
 incorporation)                                             Number)


          15821 Ventura Boulevard, Suite 675, Encino, California 91436
          (Address of Principal executive offices)            (Zip Code)


       Registrant's telephone number, including area code: (818) 461-1757


                                 Not Applicable
         (Former name or former address, if changed since last report.)


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        This Form 8-K/A amends the Form 8-K filed with the Securities and Exchange Commission on August 3, 1999 (the "Prior Form 8-K"), by the Registrant in connection with the Reorganization and Stock Purchase Agreement dated as of June 25, 1999 (the "Reorganization Agreement"), pursuant to which control of the Registrant changed to the former shareholders of Stan Lee Media, Inc., a Delaware corporation ("SLM Delaware"), SLM Delaware became a wholly owned subsidiary of the Registrant, the Registrant succeeded to the business operations of SLM Delaware, and the Registrant's corporate name was changed to Stan Lee Media, Inc., a Colorado corporation. This Form 8-K/A amends the Prior Form 8-K by setting forth the following narrative information describing the current business operations of the Registrant and setting forth the financial information required to be reported on Form 8-K by Item 7 of Form 8-K.

        THIS REPORT ON FORM 8-K/A INCLUDES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"). ALL STATEMENTS OTHER THAN STATEMENTS OF HISTORICAL FACTS INCLUDED IN THIS REPORT, INCLUDING WITHOUT LIMITATION, THOSE REGARDING THE COMPANY'S FINANCIAL POSITION, BUSINESS, MARKETING AND PRODUCT INTRODUCTION AND DEVELOPMENT PLANS AND OBJECTIVES OF MANAGEMENT FOR FUTURE OPERATIONS, ARE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE EXPECTATIONS REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS ARE REASONABLE, IT CAN GIVE NO ASSURANCE THAT SUCH EXPECTATIONS WILL PROVE TO HAVE BEEN CORRECT. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE COMPANY'S EXPECTATIONS ("CAUTIONARY STATEMENTS") ARE DISCLOSED IN THIS REPORT. ALL SUBSEQUENT WRITTEN AND ORAL FORWARD-LOOKING STATEMENTS ATTRIBUTABLE TO THE COMPANY OR PERSONS ACTING ON BEHALF OF THE COMPANY, ARE EXPRESSLY QUALIFIED IN THEIR ENTIRETY BY THE CAUTIONARY STATEMENTS.

DESCRIPTION OF ACQUIRED BUSINESS

                                    BUSINESS

        Stan Lee Media, Inc. (www.stanleemedia.com and www.stanlee.net) is a newly established, Internet-based, multimedia company founded by comic book icon Stan Lee to produce original branded characters and content for exploitation in all media. Built on Stan Lee's signature style, we will add a new global community of 6 to 20 year olds to the three generations of fans in 100 countries and 25 languages already attracted by Stan Lee during his 50-year career as founder and creative head of Marvel Comics. Stan Lee's singular co-creations include Spider-Man, The Incredible Hulk, X-Men, The Fantastic Four, Iron Man, Daredevil, Silver Surfer and Dr. Strange, resulting in the publication of more than 2 billion comic books. Our highly innovative Internet site will pioneer online publishing and animation, immersing its global community in a content-rich environment designed to stimulate interaction, as well as entertain, market, and generate robust e-commerce and sponsor support. In particular, we are pioneering the use of flash animation for original episodic branded content to help define the Internet as a viable new medium for original entertainment. The animation technology we have selected is the most widely distributed (currently available to an installed global base of 140 million Internet users), enabling the timely delivery of a quality entertainment experience, comparable to television and feature films, to users with



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modem connections of 28.8K and above. We have assembled a core management and creative team from Fortune 500 entertainment, publishing and distribution companies to define, develop and build our business. The Internet and creative content driven opportunities will be fully exploited by the management cadre that represents an enormous depth of experience in creation of multimedia intellectual properties and franchises, Internet and direct marketing, global marketing, branding, retail and distribution. Our non-core functions will be out-sourced to eliminate costly infrastructure, while aligning with marketing and audience delivering partners that ensure global dominance in our markets.

        We will be a leading online destination for content, community and commerce focusing on the comic book genre. With respect to content, our primary assets consist of all the intellectual property currently owned by Stan Lee, along with rights to all intellectual property that will hereafter be created by Stan Lee. As a result of an unprecedented lifetime contract executed by Stan Lee with Marvel Enterprises in November, 1998, Mr. Lee was given all right and title to his name, likeness, signature and "brand," along with clear title to "Stan Lee Presents," "Excelsior!" and "Stan's Soapbox," all slogans and trademarks developed for Marvel by Stan Lee during his career as creative head of Marvel. Stan Lee has assigned all of the aforesaid rights, along with all future rights to any newly created properties, to the Company as part of a lifetime employment agreement with the Company. Beginning in the 4th quarter of 1999, we will launch online distribution of The 7th Portal, Stan Lee's first team of Super Heroes for the 21st Century. These franchises, including 14 new Super Heroes and Super Villains, will be distributed as biweekly, dramatic, Super Hero style animated "webisodes" of 4 to 6 minutes in duration. In addition, fans can visit the stanlee.net website to read a regularly updated Stanzine with games, goofs and features from Stan and his staff, and we will create and publish online a variety of franchise characters and stories for niche markets targeting the largest audiences in the global pop culture.

        Our advantages compared to Internet competition include the unencumbered use of the genre "category killer" evidenced by Stan Lee's global brand, the advertising and publicity benefits associated therewith (the trade-off value of Spider-Man, The Incredible Hulk, X-Men, The Fantastic Four), the unsurpassed talents of Stan Lee in character creation and story development, the "first-to-market" advantage of developing high quality, episodic dramatic animation on the Internet, and the most experienced interdisciplinary team of Internet and digital producers and technical creative personnel joined with comic book and animation artists to be assembled in an online studio. Further, because of our founder's global reputation with three generations of fans, many of whom are creative leaders in their respective disciplines, we will have unique access to and association with many of the world's top creative talents. These attributes will provide exponential resource strength and growth through association of the "best of breed" strategic partners providing financial, production, marketing and distribution capabilities utilizing all venues of media and product dissemination. In short, our founder now personifies the genre at large, and we believe our Company has the ability and resources to consolidate his brand recognition in more than 100 countries around the world to firmly establish a lifestyle brand for "tweens" between ages 6 to 20, supported and serviced by content delivered in all media and through all methods of distribution.

        After launching, branding and community building new entertainment franchises, they will be ported to synergistic offline media for broader distribution, licensing and merchandising. Our business model recognizes the strength of the Internet as an instantaneous and cost efficient global communication medium to launch new branded content while generating significant revenue streams from traditional media and merchandising exploitation of branded intellectual property. In furtherance of these objectives, we anticipate joining forces with strategic partners to sensitize such franchises to local customs and usage extant in various regions around the globe and to harness the resources of such multinational companies



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dominant in their respective fields. In connection with such community efforts, we have entered into an agreement with Warner Bros. Online's "Acme City" to host and support our website community.

        With respect to commerce, we entered into an agreement in December 1998 with Organic Online, Inc. for the development of our e-commerce functionalities. Organic developed the commerce engines running, among others, the barnesandnoble.com and gap.com websites. In March 1999, we entered into an agreement with Next Planet Over for online e-commerce and distribution of retail comic books and comic related collectibles, and more recently entered into an agreement with WhatsHotNow.com to build our official online storefront.

Industry Background

The Internet is a significant medium for communication and commerce, enabling millions of people to share information and conduct business electronically. International Data Corporation estimates the following:

        - 142 million users worldwide accessed the Internet at the end of 1998, and this number is expected to increase to approximately 502 million users by the end of 2002; and

        - worldwide business-to-consumer sales over the Internet will increase from approximately $15 billion in 1998 to approximately $115 billion by 2002.

        While the Internet provides the ability to display professionally-created content, it can also be used to create forums where Internet users with similar interests and concerns can interact with each other. Often the most relevant information to Internet users is generated by other users. However, most websites do not provide a forum for users to interact in a community environment and to access content created by others. As a result, we believe that there is a significant unfulfilled demand for these online communities, especially in connection with the comic book genre.

The stanleemedia.com and stanlee.net Strategy

        Our objective is to become the leading Internet destination for content, community and commerce relating to the comic book genre. We intend to develop consumer loyalty, attract new users/customers, and promote commerce by implementing the following strategies;

        Continue to Build Our Brand. Stan Lee is a leader and a visionary in the world of Super Hero characters. Millions of young people have transited adolescence to adulthood using his almost mythic - but also very human - characters as role models and moral compasses. His influence goes beyond that of mere comics - before "community" became a buzz word associated with the Internet, Lee's creations were a common touchstone in the lives of boys all over the world. Though separated by geography and language barriers, Lee's fans are bound together by their affinity for his powerful storytelling style and creative genius in making the Super Heroes come to life.

        Continue to Build Premier Content and Community. We will initially focus on creating new proprietary Super Hero characters along with related content developed specifically for the Internet with subsequent distribution through traditional merchandising. Leveraging the global medium of the Internet to brand new Super Heroes and Super Villains, we will subsequently partner with leading companies to extend these brands offline -- through location based entertainment, 3-D animated features, television, film, comics and merchandise. This method will be applied to other niche audiences as well.




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        The Company's initial project is the launch of Stan Lee's first team of
Super Heroes for the 21st century -- The 7th Portal. Scheduled for a media blitz in the 4th quarter of 1999, a team of 14 original Super Heroes and Super Villains will be the first global team ever created. Because of the technological advances offered by the World Wide Web, the bonds between super hero enthusiasts and Super Hero characters will become even stronger. The term "connectivity" will have new meaning: "http://www.stanlee.net" will be their central meeting place - an online home where they can immediately interact with each other, and with Stan Lee himself. The Internet will revolutionize the way that The 7th Portal characters are introduced and presented - as fully realized animated figures with a comic book edge.

        Continue to Develop Strategic Relationships to Further Revenue Opportunities. We have established strategic alliances with leading companies engaging in Internet e-commerce and community building, website development, computer graphics and animation to achieve the mission of the company. Under Stan Lee's active stewardship, the Company has assembled an award winning group of creative talent from the comic book, television, online, feature film and animation industries. In addition to the creation of world class content and intellectual property, this team will focus on institutionalizing Stan Lee's signature style and developing a global life style brand.

        Utilize Technology to Improve the Experience. We have implemented a wide range of secure, scalable services and systems for the stanleemedia.com and stanlee.net websites. These services and systems include: website management, advanced searching tools, transaction processing, community message boards, payment services and a variety of marketing applications. We have developed proprietary technologies to augment those that we have licensed from vendors, such as Macromedia, Microsoft and IBM. Our software platform and architecture are integrated with relational database servers. The employment of multiple web servers, application servers and database servers, allows our systems to be resilient and redundant. Our systems utilize communication infrastructure from multiple providers and provide 24 hour monitoring and engineering support.

Strategic Alliances

        Prior to September, 1999, we have concluded negotiations which formed strategic alliances with Organic Online, Inc. for the development of the website, Next Planet Over for online e-commerce and distribution of retail comic books and comic related collectibles, WhatsHotNow.com to build our official online store front and PentaFour Media for low-cost computer animation services and co-production. In addition, we have joined forces with Warner Bros. Online's "Acme City" to host and support the web site community, IBM to provide the creative team with cutting-edge technology, eCommercial for direct marketing campaigns via the Internet and Ad Smart Corporation for ad sales and marketing services. Other significant commitments in 1999 are the launch of the "stanlee.net" Internet portal with e-commerce, online gaming and online distribution of The 7th Portal in the 4th quarter of 1999.

Intellectual Property

        We rely on a combination of copyright, trademark and trade secret laws and our contractual obligations with employees and third parties to protect our proprietary rights. Protection of our intellectual property is limited. Despite our efforts to protect our proprietary rights, it may be possible for a third party to copy or obtain and use our intellectual property without our authorization. In addition, other parties may breach confidentiality agreements or other protective contracts we have entered into, and we may not be able to enforce our rights in the event of these breaches.





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        We have entered into confidentiality and invention assignment agreements with our employees and consultants, and nondisclosure agreements with our vendors and strategic partners to limit access to and disclosure of our proprietary information. We cannot be certain that these contractual arrangements or the other steps taken by us to protect our intellectual property will prevent misappropriation of our technology. We have licensed in the past, and expect that we will license in the future, some of our proprietary rights, such as trademarks or copyrighted material, to third parties. While we attempt to ensure that the quality of the stanlee products and brand is maintained by these licensees, we cannot assure that these licensees will not take actions that might hurt the value of our proprietary rights and reputation.

        We are in the process of filing trademark and/or service mark applications for the 14 Super Heroes and Super Villains of The 7th Portal in the United States. Any claims or customer confusion related to such marks, or our failure to obtain trademark registration, might negatively affect our business.

Employees

        As of September 3, 1999, we had 25 full-time employees, 13 of whom were in content creation and production, and product development, 3 of whom were in marketing and sales, and 9 of whom were in general and administrative. None of our employees is represented by a labor union. We have not experienced any work stoppages and consider our employee relations to be good.

Facilities

        Our principal executive offices are located in Encino, California, where we lease approximately 6,000 square feet under a lease that expires in 2002.

Liquidity and Capital Resources

        We have historically funded our working capital requirements from a combination of cash provided by securities sales through private placements and loans provided by certain stockholders. Net cash provided by financing activities was $1,138,100 during the May to August 1999 period consisting of the issuance of 346,029 shares of Common Stock (and warrants, expiring in April 2002, to purchase an additional 246,029 shares of Common Stock at an exercise price of $5.00 per share). In addition, certain stockholders of the Company have lent the Company $40,000 during the past year, $10,000 of which remains outstanding as of the date hereof.

        In July 1999, we established credit facilities with two stockholders to finance the continued expansion of our operations. Each credit facility consists of a commitment to lend up to USD$1,000,000 pursuant to a revolving line of credit, with interest at LIBOR as published in The Wall Street Journal as of the date of borrowing plus two percent (2%) per annum, computed over a 360-day year. Each commitment expires on July 31, 2000. As of this date, no borrowings have been made under such credit facilities.

        Although we have no material commitments for capital expenditures, we anticipate a substantial increase in our capital expenditures and lease commitments consistent with anticipated growth in operations, infrastructure and personnel. We believe that the credit facilities and the projected cash flow from operations will be sufficient to finance the Company's working capital requirements for the next six months. We may need to raise additional funds prior to the expiration of such period. If we raise additional funds through the issuance of equity or debt securities, such securities may have rights, preferences or privileges senior to those of the rights of our Common Stock and our stockholders may experience additional dilution. We cannot be certain that additional financing will be available to us on favorable terms when required, or at all.

                                   MANAGEMENT

        Our executive officers and directors, and the positions held by them, as of September 10, 1999, are as follows:

        Name                            Position
        ----                            --------
Stan Lee                                Chairman and Chief Creative Officer
Devendra Mishra                         President, Chief Executive Officer
                                           and Director
Gill Champion                           Chief Operating Officer and Director
Stephen M. Gordon                       Executive Vice President, Operations
Robert M. Schultz                       Vice President, Finance
Andrea L. Freitag                       Secretary and Director

----------

        Stan Lee, Founder, Chairman of the Board of Directors and Chief Creative Officer. Known to millions as the man whose Super Heroes propelled Marvel to its preeminent position in the comic book industry, Stan Lee's singular co-creations include Spider-Man, The Incredible Hulk, X-Men, The Fantastic Four, Iron Man, Daredevil, Silver Surfer and Dr. Strange. Now the Chairman Emeritus of Marvel Media and a member of the Editorial Board of Marvel Comics, Lee first became publisher of Marvel Comics in 1972. In 1977, he introduced Spider-Man as a syndicated newspaper strip which became the most





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successful of all syndicated adventure strips and now appears in more than 500 newspapers worldwide -- making it the longest-running of all Super Hero strips. In 1981 Stan Lee, as the creative head of Marvel's new cinematic venture, transformed his Spider-Man and Hulk creations into Saturday morning television cartoons. When Marvel Comics and Marvel Productions were acquired by New World Entertainment in 1986, Stan's horizons expanded even further, giving him the opportunity to become more deeply involved in the creation and development of live-action projects for both the big and small screen. He supervised such diverse animated series as The X-Men, Spider-Man and The Hulk. To date, Stan's characters have populated over 24 separate television series, all of which continue in syndication around the world. The 1998 hit movie Blade, based on a Marvel character, has inspired an upcoming sequel and plans are underway to spin The X-Men and Spider-Man into full-length feature films. Many of Lee's classic animated series are also available on video, released globally by Twentieth Century Fox Home Entertainment. The saturation factor is high -- the X-Men series has a 90 percent recognition factor among the 30 million American children between the ages of 6 and 14. But Lee's admirers are not limited to the younger generation -- his avowed fans include Presidents (Ronald Reagan once said he started every day reading Spider-Man comics and George Bush praised Lee for encouraging and assisting "millions of young people to broaden their own imaginations") and media titans (Steven Spielberg once explained that "Stan and I do the same thing. Only my pictures move.") and even his competitors ("Most of my generation of writers learned our craft from or through Stan Lee. He's an incredible part of the business," said Paul Levitz, publisher of DC Comics).

        Devendra Mishra, President, Chief Executive Officer and Director. Devendra Mishra is a 20-year veteran of the worldwide entertainment, distribution and multimedia industries and has served multiple Fortune 500 companies as a senior executive. From 1994 to 1996, Mishra was President and Chief Executive Officer of Multifoods, a billion dollar, independently-owned, specialty distribution subsidiary of VSA, Inc., after having served as the President of Worldwide New Media, Distribution Services and New Ventures at Technicolor, Inc. He launched Technicolor Entertainment Services, a state-of-the-art, physical distribution business to supply movie prints to theaters in the United States. He also engineered and put into production an "Optical Media Manufacturing Facility." From 1986 to 1992, Mishra held senior management positions at LIVE Entertainment -- a diversified supplier, wholesaler and retailer of home video, music and personal computer software -- and eventually served as its President and Chief Operating Officer. During his tenure at LIVE Entertainment, revenues grew from $32 million to over $600 million. At LIVE Entertainment, Mishra operationally launched the Teenage Mutant Ninja Turtles home video and demonstrated his retail management capability by rapidly growing Strawberries Records and Tapes in the Northeast. During this time, Mishra also served as the Managing Director of VCL-Carolco, a leading home video company in Germany that he helped acquire in 1989. Prior to 1986, Mishra was Vice President of the $900 million worldwide manufacturing and distribution operations of RCA-Ariola Records. Mishra holds a Master's degree in business administration from Butler University, a Master's degree in operations research from Purdue University and a Bachelor of Science degree in mechanical engineering from the Indian Institute of Technology.

        Gill Champion, Chief Operating Officer and Director. Gill Champion brings 20 years of executive experience in global entertainment, marketing, retail and licensing industries to his role at the Company. Prior to joining the Company, he was Chief Financial Officer and Vice President of Mirage Holdings, Inc., a company that went public in 1998. There, he originated the concept, design and application for Virtual Mart and Showroom, an apparel, home furnishings and accessories Internet site, and orchestrated Mirage Holding Inc.'s acquisition of NetSol International, a fully integrated IT company in Southeast Asia. Concurrently, Gill worked as a production executive on the motion picture Jinnah. From 1990 to 1997, Champion was Chief Executive Officer of American CinemaStores, Inc., a private company that went



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public in 1994, trading on the NASDAQ SmallCap Market. He was elected Chairman in 1994 and opened 42 mini-stores in shopping malls and over a hundred kiosks in entertainment venues with licensed-related apparel and merchandise. Establishing the American Cinema Industries licensing division, he created original apparel designs and marketing strategies for the official lines of Baywatch, the CBS cartoon Hyperman, the film Miracle on 34th Street and the initial Forrest Gump apparel license. On a global scale, he was responsible for both domestic and international sales strategies and distribution, for licensed entertainment products. From 1985 to 1989, Champion was Vice President of Real Treasures, Inc., in Dallas, TX, a company that licensed technology pivotal in the production process of television commercials and movie production. From 1981 to 1984, Champion was Vice President of Gaylord Broadcasting in charge of New Projects and oversaw 15 episodes of Faerie Tale Theatre in association with Shelly Duval and Showtime, as well as feature films and television, some made for Spanish TV. At Producer Circle Co. he was Vice President of Production from 1976 to 1981. The Company's Broadway shows included Norman Conquest, Sweeney Todd, On the Twentieth Century, Crimes of the Heart and the original Broadway production of Chicago. Additional film credits include Boys from Brazil, starring Laurence Olivier and Gregory Peck; The Shining, directed by Stanley Kubrick and starring Jack Nicholson; and Fort Apache, the Bronx, starring Paul Newman.

        Stephen M. Gordon, Executive Vice President, Operations. Stephen Gordon has 27 years of experience in corporate management and finance. In 1972, he co-formed Gordon & Associates, Inc., a market maker of precious metals, coins, bars and other related materials. He became President and CEO in 1981 and sold the company in 1986. He then became a consultant to American Coin Company, where he innovated a marketing strategy and dealer network to distribute the U.S. Mint's new American Eagle Gold Coin series. From 1988 to 1992, he was a financial workout consultant to various small-to-medium sized companies. In 1992, he was one of the founders of Gourmet Group Ltd., a nationwide network of sales representatives, who distributed Hershey's sports line of chocolates and Le Cordon Bleu, a French gift line of gourmet food products. He later founded Trumpets Gourmet Teas. Gordon attended California State University at Northridge as a business and marketing major.

        Robert M. Schultz, Vice President, Finance. Before joining the Company in July, 1999 and for the prior period beginning January 1, 1997, Robert Schultz was Managing Director of Goldmark Advisers, Inc., an investment banking and corporate development firm located in Los Angeles, California. Prior to Goldmark, from 1995 through 1998, he was Vice President Corporate Finance and Managing Director of the Capital Markets Division of J.B. Oxford & Co., a registered broker-dealer with national and international offices. From 1993 to 1995, Schultz was the Chief Financial Officer at Portfolio Capital Corporation, a financial services company specializing in the health care industry. From 1983 to 1993 he was the Treasurer at Monex Corporation, a holding company with subsidiaries and affiliates involved in the wholesale and retail sales of commodities. Schultz's experience prior to 1983 includes his acting as Vice President and Treasurer of Gateway Sporting Goods Company, an AMEX-listed company, and Director of Taxation for National Patent Development Corporation, a multinational AMEX listed Company. Schultz is a CPA who began his career at KPMG Peat Marwick and is a graduate of Pace University.

        Andrea L. Freitag, Secretary and Director. Prior to joining the Company's predecessor, Stan Lee Entertainment, Inc., in October 1998, Andrea Freitag was the founder and President TLS Media Inc., a multi-media publishing and distribution company, and President of Global Language Solutions Inc., a leader in language acquisition and training products. Freitag has a post graduate legal education.







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Other Management Personnel

        Jennifer Kahn, Manager of Strategic Affairs. Jennifer Kahn joins the Company coming from Telepictures Productions, where she served as Creative Affairs Coordinator for the daily television show Extra. At Extra, she was responsible for all talent related projects, including initial submission screenings, on-camera screen tests and conducting nationwide search for weekend anchor. In addition, she coordinated all Emmy matters, from choosing and editing submissions, to providing story coverage and designing consideration ads; she also coordinated all monthly focus groups and telefocus studies. In addition, Jennifer served as Production Manager for Telepictures on the one-hour television special, Seventeen: The Faces for Fall. Prior to Extra, Kahn was recruited out of an administrative capacity at Saban Entertainment to be the first Contract Administrator on day one for the new DreamWorks Television Animation. At DreamWorks, Kahn negotiated and drafted employment agreements for a division that grew from 10 to 150 people in six months. She also created and implemented systems for tracking and filing option dates. Kahnr earned her Bachelor of Science degree in Business Administration and Management from California State University, Northridge.

        Patty Smith, Project Coordinator/Production Manager. Smith comes to the Company after spending the last 17 years at The Walt Disney Company in various production coordination capacities, most recently at Walt Disney Imagineering in the Virtual Reality Studio where she coordinated the many Virtual 3D projects for Disney Quest as well as pre-visualization of attractions under construction and other leading edge technology projects. Prior thereto, Smith worked as a Production Coordinator for the Feature Animation division in California and for Walt Disney World in Florida as a Production Coordinator and an Environmental Coordinator.


                               CREATIVE PERSONNEL

        Mark Lasoff, Executive Vice President. Mark Lasoff has been a pioneer in the use of computer graphics and digital effects in motion pictures. In 1998, he won the Academy Award for Best Visual Effects as the Digital Effects Supervisor on James Cameron's Titanic. In addition, he's worked with many other top Hollywood directors, including Ron Howard, Neil Jordan, Wolfgang Petersen and Paul Verhoeven. Lasoff also has completed extensive visual effects production work for a broad spectrum of other projects, including theme park attractions, national television commercials, traditional animation and television broadcast openings -- most notably for the 1992 Summer Olympics on NBC, for which he received an Emmy Award. He also participated in Disney's Dinosaur, an all computer generated feature film to be released May, 2000. Lasoff began his entertainment career at MetroLight Studios, where he served many roles; among them, he was software designer for the Academy Award-winning Total Recall. He was the founding Director of Production for MetroLight's subsidiary, MetroCel Studios, the company's digital ink and paint subsidiary. He served as the first Computer Graphics Supervisor for Sony Pictures ImageWorks. As the senior Digital Effects Supervisor at Digital Domain, Lasoff helped grow the department from a handful of artists to several hundred, and helped the studio win numerous awards, including two Oscars.

        Jamie Wilkinson, Executive Vice President. Jamie Wilkinson serves as the Company's Senior Producer and Director of New Technology and manages the 12-member website content story group. Prior to joining the Company in March 1999, Wilkinson had been innovating website production at Disney Online for three years. As producer, he was responsible for research and development of Squeak applications and for new content areas which included Stories and Studio Blast. As Associate Producer/



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Director of New Technology, Wilkinson managed the 15-member Disney Blast Story group, including research and development, overall design, financial control, and all other product responsibilities. He also handled the corporate license acquisition of Cartoon Maker software and produced multi-user interactive content, as well as Squeak OS development with Alan Kay. Prior thereto, at NBC Interactive in New York, Wilkinson was the Graphic Designer who designed, developed and maintained an internal graphics network for NBC/Microsoft. He was responsible for the development and initial launch of NBC on Microsoft Network, NBC.com, TNBC.com, MSNBC.com, SUPERBOWL.com, Olympics.com, NBA.com and Live Playoff Broadcast. He also worked with the Broadcast Group to develop telefusion content. Wilkinson's freelance credits include photography and computer imaging for Franklin Spier Inc., Comedy Central and Grey Advertising. Wilkinson's work has earned him three "Webbies."

        Dana Moreshead, Vice President, Creative Services and Brand Management. Dana Moreshead joined the Company in February 1999 after an 8-1/2 year tenure at Marvel Entertainment. At Marvel, Moreshead co-founded its East Coast and West Coast Creative Services departments which oversaw Advertising, Promotions, Licensed Product Development and Special Projects. On the licensing end, Moreshead developed style guides for Marvel's worldwide licensing group, including; X-Men, Spider-Man, The Incredible Hulk, Iron Man, the Fantastic Four and Blade. He oversaw the development and production of Marvel's 300 global licensees. In addition, he unified and trained Marvel's International Creative groups in brand management and creative development. Dana also oversaw the development of Marvel's most successful promotional campaigns including: Pizza Hut, Hi-C, Hanes, McDonalds, Sega, Capcom, Hardees, Target and Wal-Mart. Also of particular note is Moreshead's work on the $100 million dollar Marvel's Theme Park (a venture with Universal Studios). Prior to his appointment at Marvel, Dana was a partner in an alliance that developed corporate identity programs for several major companies.

        Taylor Grant, Executive Editor. Taylor Grant has successfully written in a variety of genres and formats, creating everything from children's programming to big-screen thrillers. A Contributing Editor/Writer for National Lampoon Magazine, he developed the Fox Family animated series Monster Farm and is currently writing for MTV's new animated series Head Trip. He also authored Last Day, a supernatural thriller currently under development at Imagine Entertainment. Grant was one of the writers who developed the highly-rated children's series Mighty Morphin Power Rangers, and as a freelance Development Consultant and Story Analyst, he worked for a diverse array of studios and producers, including Miramax, Nucleus Entertainment, F.M. Rocks, Saban/Fox Family, Triad Artists and Chanticleer Films. He has also written/developed over 25 music videos for artists like Whitney Houston, Rod Stewart, The Fugees, Sean "Puffy" Combs and Brandy. Grant is a certified broadcaster and served as a Military Journalist in the United States Navy.

        Steve Gerber, Senior Editor. Steve Gerber is best-known as the creator of Howard the Duck. He has written extensively in comics, animation and television, and even has a computer book to his credit. Gerber's other comic creations include Nevada (Vertigo Press), Sludge (Malibu Comics), Destroyer Duck (Eclipse Comics and Image Comics), as well as Omega the Unknown, Void Indigo, Foolkiller and Suburban Jersey Ninja She-Devils, all published by Marvel Comics. Gerber also wrote and edited the first edition of Marvel's celebrated Kiss comic book. Gerber co-created and story-edited the animated series Thunder the Barbarian for Ruby-Spears Productions. He has also served as story editor and writer on such series as G.I. Joe, Transformers, and Dungeons & Dragons. His work on The Batman/Superman Adventures for Warner Bros. Animation earned him an Emmy Award in 1998. In collaboration with Beth Slick, Gerber co-authored BBSs for Dummies (IDG Press), a lighthearted manual on computer telecommunications, and an episode of Star Trek: The Next Generation.

        Shawn McManus, Art Director. Shawn McManus has been illustrating comic books at Marvel, DC Comics, Image and Dark Horse, among others, for more than 15 years. His pencil and ink credits at Marvel include Spider-Man, Daredevil, Ghost Rider and Wolverine. At DC Comics, he co-created The Man Called A-X with Marv Wolfman and did pencils and inks for Sandman, Swampthing, Batman, Omega Men and Green Arrow. In addition to his traditional comic work, Shawn has worked in animation, television and the theme park industry doing character design, background design, storyboards, and production paintings on numerous projects at Spectra FX, Marvel and DIC Entertainment. Shawn has also worked on a freelance basis for HBO Animation, Byron Preiss Multimedia, Drive Entertainment and CBS Television.

        Aaron Sowd, Conceptual Designer. Aaron Sowd has worked in a variety of different media, including film, television, animation, comics and advertising. Sowd attended C.S.U. Chico for Computer Science but ultimately ended up pursuing his lifelong dream of a career in art. As a senior illustrator at Hamagami/Carroll and Associates of Santa Monica, he worked on several style guides for Fox Animation, including Anastasia and Planet Ice (now called Titan A.E.). He also worked on toy and packaging designs and freelanced for Landmark Entertainment on their Saturday morning cartoon property Skeleton Warriors. Sowd has spent eight years in the comic book industry, working for major publishers including Marvel, DC Comics, and Image Comics. Among his credits are Batman:
Harley Quinn, The Flash, Star Trek/X-Men, Wolverine/Ballistic, Weapon Zero, Alpha Flight and Uncanny X-Men.

        Duncan Rouleau, Key Designer. Duncan Rouleau has been working in comic book publishing for five years as a writer and artist. Among the titles that he has contributed to are The X-Men and Spider-Man for Marvel, the Justice League of America, The Flash and Spider-Man for DC Comics. His other credits are in screenwriting; he has several projects in development with Universal, Paramount and Twentieth Century Fox. Rouleau has worked in almost every aspect of the filmmaking process, from storyboards to editing music videos. Among these are Bram Stoker's Dracula and the critically acclaimed One False Move. He is also presently launching his own title under the Image banner.

        Zachary Foley, Lead Digital Artist. Zachary Foley uses the creative power of computers to create images, movies, music and immersive experiences. A digital jack-of-all-trades, Foley has worked in 2D and 3D media, traditional art, digital animation, web publishing and print. He illustrated the book Breakthought by Steve Finkel, and contributed to the 3D work for The Trout and Neck Show on the Game Show Network. Foley's varied experience with different media is helpful in bring the Stan Lee style to the Internet without losing its distinctive look and feel. A long time believer in the Internet as an entertainment media, Foley sees his work at the Company as the opportunity to prove that Internet-native entertainment has arrived.

        Russ Heath, Conceptual Designer. Russ Heath has done illustrations and storyboards for live-action and animation commercials. Russ has also worked as Assistant Director of the Art Department for Doyle Dane Bernbach and Dancer Fitzgerald. In addition, Heath was a comic book artist for Marvel, DC, EC and Warren Comics. For 2-1/2 years, Heath worked on the syndicated newspaper strip The Lone Ranger. He was also one of the artists on Little Annie Fanny for Playboy Magazine. At Hanna-Barbera, Filmation, Ralph Bakshi and Marvel Productions, Heath served as layout and model artist.

        Andrey Pavlovskiy, Senior Digital Artist. Andrey Pavlovskiy joins the Company with many years expertise in graphic design. Most recently, he was an artist/designer at Disney Online for Story Group working on interactive comics, stories, games and computer animation. Prior to Disney, Andrey focused his talents as a graphic illustrator for books, brochures and magazines. He received his Masters of Fine

Arts from The Moscow Academy of Fine Arts and a Bachelors Degree in Architecture from Beltech University in Minsk. In addition, he received a certificate from Platt College in Multimedia Studies.

        Anthony Winn, Storyboard Artist. Anthony Winn has been working in the comic book industry for eight years as an artist and creator, storyboard artist and sequential artist. During this time, he has worked on several major comic book titles including, X-Men, Wolverine, Cyberforce, Ripclaw and Star Wars. In addition, Winn has provided storyboards for the Saturday Morning Kids' Show and CBS Promotional Clip. In the feature film genre, he developed storyboards for the horror film Freddy vs. Jason. In his spare time, Winn instructs comic book layout classes for "The Associates in Arts."

        Jason Thomas, Digital Artist. Jason Thomas comes to the Company straight out of UCLA's School of Film and Television where he earned his Masters Degree in Fine Arts. While at UCLA Jason worked as a teacher's aide in the department of new media and visual effects. It was there that Jason perfected his knowledge of Flash Animation, 3D Animation and Web Design.


                                 TECHNICAL TEAM

        Gary Manfredi, Director of Technology. Gary Manfredi comes with a strong background in art and technology and has been creating interactive, consumer-based entertainment for the CD-ROM and Online industry for several years. At Disney Online from 1997 to 1999, Gary designed and engineered Disney Blast applications specializing in creativity and learning tools. Activities included product conception, design documentation, coordination and engineering. In 1999, in conjunction with Walt Disney Imagineering Research and Development, Manfredi was pioneering the application and development of the Squeak/Smalltalk programming environment for Disney Online to be the future platform for advanced multiplayer applications. Prior to Disney, Manfredi was Lead Engineer from 1996 to 1997 at Cloud 9 Interactive, creators of educational and entertainment titles including The Marvel Super Heroes Creativity Center. In 1994, Manfredi co-founded Big Top Productions to create and publish interactive CD-ROM titles using licensed cartoon characters. He served as Senior Product Designer, Lead Engineer and Director of Creative Synthesis. At Image Smith from 1993 to 1994, Gary was key to creating the top selling Yearn 2 Learn PEANUTS CD-ROM featuring the PEANUTS licensed cartoon characters.

        David Medinnis, Chief Technical Officer. David Medinnis was part of the management team that developed WhoWhere? Inc. into a $140 million company acquired by Lycos. Medinnis was responsible for the technology development and deployment of all internal computer networks: LAN/WAN and Intranet development, multimedia, telephony infrastructure and the development and maintenance of the WhoWhere? LAN. In 1996, Medinnis was the Information Systems & Technology Manager/Web Services Program Manager for CommerceNet. The following year he was promoted to Director of Applied Technology and assumed responsibility for all technology management, development and deployment there. From 1994 to 1996, Medinnis was Director of Information Services at Los Trancos, where he was responsible for business operations and administration. Medinnis owned and managed A Wrinkle in Time from 1992 to 1993, where his extensive responsibilities ranged from sales data analysis, marketing, general retail and operational management. Medinnis has published widely on topics relating to information services.

        Richard Yaker, Director of Web Services. Yaker received his BS degree in Electrical Engineering from Columbia University in 1990, and has been promoting the use of computers as a community-building tool ever since. While at Columbia, Yaker saw the promise in the budding New York music scene made up of bands such as Blues Traveler and The Spin Doctors, and offered them exposure to the Internet community via the USENET newsgroups. While working for Amdahl Corp. in March 1994, Yaker was exposed to an experimental copy of Mosaic, the first graphical web browser, and his vision of the future instantly crystallized. In 1995, Yaker, as Chief Technology Officer, launched RockWeb Interactive, one of the first three music collectives on the Internet, and oversaw the early adoption of Real Networks 1.0 audio streaming technology, becoming the first music site to license the ground shattering streaming media product. Yaker also developed the first Frame based web chat, cited for mention in several publications on web development and web browser technology. By May 1995 RockWeb had appeared in Internet World, Netguide and was named one of the "Top 101 Websites In the World" by PC Computing Magazine. RockWeb's WebChat was named the "Hippest Chat Community" by MSN in Spring 1997. Yaker joined Netscape in December 1995 to form a Developer Relations Group and launch the DevEdge Community Program, and acted as the senior technical advisor to DevEdge high-profile clients, CNET, Hotwired, ABC, Disney, CNNfn and CBS Sportsline.

Employment and Consulting Agreements

        The Company entered into a lifetime employment agreement with Stan Lee in 1998 in consideration for the assignment and transfer of all of Mr. Lee's right, title and interest in and to any and all ideas, names, titles, characters, symbols, logos, designs, likenesses, visual representations, artwork, stories, plots, scripts, episodes, literary property, and the conceptual universe related thereto, including his name and likeness. Mr. Lee's services for and on behalf of the Company shall be exclusive with the exception of those services provided under a lifetime agreement with Marvel Enterprises, Inc., which require no more than an average of 10-15 hours per week on its behalf. The employment agreement provides for base salary compensation of $250,000 annually, a bonus equal to 10% of the Company's net profits after taxes relating to projects personally initiated by Mr. Lee and/or accomplished with approved entities from his participation as assigned to the Company, stock options equal to the highest number of options offered to Company executives, reimbursement of certain business expenses, including without limitation, business-related travel and entertainment expenses, and a term life insurance policy in the minimum principal sum of $2 million. To date, no options have been granted to Mr. Lee.

        The Company entered into a consulting agreement with Paraversal, Inc. to provide the services of Peter Paul, the Co-Founder of the Company, to assist the Company in structuring corporate partnering relationships and strategic alliances, and to coordinate the Company's public relations efforts. The consulting agreement provides for a three-year term, initial monthly compensation of $16,000, increasing to monthly compensation of $20,000 as of March 2000, stock options to be mutually agreed upon, and reimbursement of certain business expenses, including without limitation, business-related travel and entertainment expenses. To date, no options have been granted under this agreement. Mr. Paul is the spouse of Andrea L. Freitag, the Secretary and a Director of the Company.

Stock Options and Warrants

        On July 23, 1999, the Company entered into written compensatory agreements with certain executives and key employees to purchase 950,000 shares at an exercise price of $2.50 per share, the estimated fair market value at the date of grant. The term of the options is five years from the date of grant. Substantially all of the options are exercisable in installments, vesting fifty-percent (50%) after one year, and vesting up to all of the optioned shares after two years following the date of grant. In addition, on July 23, 1999, the Company entered into a written compensatory warrant agreement with an employee to purchase 300,000 shares at an exercise price of $3.00 per share. The warrants vest ratably over a three-year term, are exercisable in installments, and the term of the warrants is five years after the date of vesting.

        On July 23, 1999, the Company entered into agreements with consultants in exchange for options to purchase 725,000 shares of the Company's Common Stock, at an exercise price of $2.50 per share, the estimated fair market value at the date of grant. The options vest as of January 22, 2000, and may be exercised any time after vesting to and including July 22, 2009.

        The Company also has issued warrants, expiring in April 2002, to acquire 246,029 shares of Common Stock at an exercise price of $5.00 per share to investors in certain of the Company's private placement transactions.


                             PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of the Company's Common Stock as of September 3, 1999 by (i) each person known by the Company to be the beneficial owner of more than five percent of its Common Stock; (ii) each director; and (iii) all directors and executive officers as a group. Unless otherwise indicted, each of the following stockholders has sole voting and investment power with respect to the shares beneficially owned, except to the extent that such authority is shared by spouses under applicable law.

Name of Shareholder                           Number of Shares                  Percent of Common Stock
-------------------                           ----------------                  -----------------------
Stan Lee(1)                                       3,600,000                              31.5%
P.F.P. Family Holdings, L.P.(2)                   2,700,000                              23.6
Devendra Mishra                                      50,000                                 *
Gill Champion(3)                                     50,000                                 *
Stephen M. Gordon(4)                                270,000                               2.4
Robert M. Schultz(5)                                 10,000                                 *
All executive officers and directors              6,680,000                              58.4
  as a group (6 persons)

----------

        * Less than one percent (1%) of the issued and outstanding shares of Common Stock.

        (1) Includes 3,600,000 shares held in the name of the Lee Family 1985 Trust.

        (2) Andrea L. Freitag, the Secretary and a Director of the Company, is a General Partner of P.F.P. Family Holdings, L.P.

        (3) Excludes options to purchase 100,000 shares granted to Mr. Champion, 50% of which vest as of July 23, 2000, and all of which vest as of July 23, 2001.

        (4) Includes 220,000 shares held directly by Mr. Gordon and his spouse, and 50,000 shares held in a custodial capacity on behalf of a minor child, and excludes options to purchase 100,000 shares granted to Mr. Gordon, 50% of which vest as of July 23, 2000, and all of which vest as of July 23, 2001.

        (5) Excludes options to purchase 100,000 shares granted to Mr. Schultz, 50% of which vest as of July 23, 2000, and all of which vest as of July 23, 2001.


                            DESCRIPTION OF SECURITIES

        The following statements with respect to the Company's securities are not complete and are qualified in all respects by the provisions of the Company's Articles of Incorporation, as amended, and Bylaws.

        The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, no par value, and 10,000,000 shares of Preferred Stock, no par value (the "Preferred Stock"). At September 3, 1999, the Company had 11,431,029 shares of Common Stock issued and outstanding and held of record by more than 380 persons. At such date, there were no shares of Preferred Stock issued and outstanding.

Common Stock

        Each share of Common Stock entitles the holder thereof to one vote for each share on all matters submitted to the stockholders. The Common Stock is not subject to redemption or to liability for further calls. Holders of Common Stock will be entitled to receive such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor and to share pro rata in any distribution to stockholders. The stockholders have no conversion, preemptive or other subscription rights. Shares of authorized and unissued Common Stock are issuable by the Board of Directors without any further stockholder approval.

Preferred Stock

        The Board of Directors is authorized, without further action by the stockholders, to issue from time to time shares of Preferred Stock in one or more classes or series and to fix the designations, voting rights, liquidation preferences, dividend rights, conversion rights, rights and terms of redemption (including sinking fund provisions) and certain other rights and preferences of the Preferred Stock. The issuance of shares of Preferred Stock under certain circumstances could adversely affect the voting power of the holders of Common Stock and may have the effect of delaying, deferring or preventing a change in control of the Company.

Transfer Agent and Registrar

        The Transfer Agent and Registrar for the Common Stock is Securities Transfer Corporation, Dallas, Texas. Its telephone number is (972) 447-9890.


                         SHARES ELIGIBLE FOR FUTURE SALE

        As of September 3, 1999, there were 11,431,029 shares of Common Stock issued and outstanding. Of these shares, 2,049,500 shares of Common Stock are freely tradable either without restriction under the Securities Act of 1933 (the "Securities Act") or without regard to the volume limitations of Rule 144 under the Securities Act by persons other than "affiliates" of the Company, and an additional 475,500 shares of Common Stock are freely tradable shares subject to lock-up agreements expiring ratably over the next approximate five-month period. The remaining shares of Common Stock (8,906,029 shares) are "restricted shares" that were acquired in transactions exempt from registration under the Securities Act and have been held for less than two years or are held by affiliates of the Company. Of such amount, 8,500,000 shares of Common Stock were issued in connection with the Reorganization and Stock Purchase Agreement described in the Prior Form 8-K relating to the change in control of the Registrant; 346,029 shares of Common Stock were issued in connection with private placements during May through August 1999 pursuant to which $1,138,100 of cash was received for said stock; and 60,000 shares of Common Stock were issued to certain employees in consideration for past services (50,000 shares of which is subject to employment conditions). These shares may not be resold unless they are registered under the Securities Act or are sold pursuant to an applicable exemption from registration, such as Rule 144 of the Securities Act.

        Rule 144 generally permits a stockholder of the Company (including an affiliate) who has beneficially owned restricted shares of Common Stock for at least one year to sell without registration, within any three-month period, that number of shares so held equal to the greater of one percent of the then outstanding shares of Common Stock (approximately 114,000 shares) or the average weekly trading volume of the Common Stock during the four calendar weeks immediately preceding such sale. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information regarding the Company. A person who has not been an "affiliate" of the Company at any time during the three months preceding a sale, and who has beneficially owned shares for at least two years, is entitled to sell such shares under Rule 144 without regard to the volume limitations, manner of sale provisions or notice or current public information requirements. As defined in Rule 144, an "affiliate" of an issuer is a person who, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such issuer and generally includes members of the Board of Directors and senior management. The foregoing is a summary of Rule 144 and is not intended to be a complete description.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        This Form 8-K/A amends the Prior Form 8-K by setting forth the following financial information required to be reported on Form 8-K by Items 7 of Form 8-K.

                              STAN LEE MEDIA, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                    CONTENTS



INDEPENDENT AUDITORS' REPORT                                               F-2


FINANCIAL STATEMENTS

    Balance sheets                                                         F-3

    Statements of operations                                               F-4

    Statements of shareholders' equity                                     F-5

    Statements of cash flows                                               F-6

    Notes to financial statements                                   F-7 - F-16

INDEPENDENT AUDITORS' REPORT


To the Shareholders
Stan Lee Media, Inc.
(a Development Stage Enterprise)
Encino, California


We have audited the accompanying balance sheet of Stan Lee Media, Inc. (a Development Stage Enterprise) as of December 31, 1998, and the related statements of operations, shareholders' equity and cash flows for the period from inception (October 13, 1998) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stan Lee Media, Inc. (a Development Stage Enterprise) as of December 31, 1998, and the results of its operations and its cash flows, for the period from inception (October 13, 1998) through December 31, 1998, in conformity with generally accepted accounting principles.


                                          BDO Seidman, LLP




Los Angeles, CA
April 29, 1999, except Note 9, which is
 as of June 14, 1999

                              STAN LEE MEDIA, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEETS


                                                           July 31,           June 30,         December 31,
                                                             1999               1999               1998
----------------------------------------------------------------------------------------------------------
                                                         (unaudited)        (unaudited)
ASSETS

CURRENT ASSETS
  Cash and cash equivalents                              $    75,593        $   123,223        $    21,276
  Subscriptions receivable                                        --                 --            275,000
  Prepaid expenses (Note 7)                                   12,500             12,500             10,000
----------------------------------------------------------------------------------------------------------

Total current assets                                          88,093            135,723            306,276

INVESTMENT (Note 6)                                           51,300             51,300                 --

PROPERTY AND EQUIPMENT, less accumulated                     112,005            112,221              1,898
  depreciation (Note 3)

TRADEMARKS                                                     6,638              6,638                 --
----------------------------------------------------------------------------------------------------------
                                                         $   258,036        $   305,882        $   308,174
==========================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable                                       $   188,148        $   155,639        $     5,175
  Obligations under capital leases, current                    9,120             10,847                 --
    portion (Note 5)
  Deferred revenue (Note 6)                                   51,300             51,300                 --
  Advances from related party (Note 4)                        10,000             30,000                 --
----------------------------------------------------------------------------------------------------------

Total current liabilities                                    258,568            247,786              5,175
----------------------------------------------------------------------------------------------------------

OBLIGATIONS UNDER CAPITAL LEASES, LONG-TERM                   60,968             60,968                 --
  PORTION (Note 5)

COMMITMENTS (Note 5)

SHAREHOLDERS' EQUITY (Notes 1 and 8)
  Preferred stock                                                 --                 --                 --
  Common stock                                                11,369              8,500              8,100
  Subscription stock                                              --            564,000                 --
  Additional paid-in capital                               1,352,014            327,320            327,320
  Deficit accumulated during the development stage        (1,424,883)          (902,692)           (32,421)
----------------------------------------------------------------------------------------------------------
Total shareholders' equity                                   (61,500)            (2,872)           302,999
----------------------------------------------------------------------------------------------------------
                                                         $   258,036        $   305,882        $   308,174
==========================================================================================================

See accompanying notes to financial statements.

                              STAN LEE MEDIA, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF OPERATIONS


                                                                               Period
                                                                                From
                                                                             October 13,
                                          SEVEN              SIX                 1998
                                          MONTHS            MONTHS           (Inception)
                                          ENDED             ENDED                 to
                                         JULY 31,          JUNE 30,          December 31,
                                          1999               1999               1998
----------------------------------------------------------------------------------------
                                       (unaudited)        (unaudited)
NET SALES                              $        --        $        --        $        --

OPERATING EXPENSES
   Salaries and benefits                   161,380             82,633                 --
   Rent                                     59,979             47,510                 --
   Advertising and promotion                71,808             30,028              5,000
   Production consulting                    67,700             62,850                150
   Office expenses                          42,492             33,540                265
   Professional fees                        71,635             62,160                 --
   Printing and reproduction                32,874             27,573                 --
   Telephone                                10,292              7,527                180
   Automobile expense                       15,653             13,803                405
   Entertainment and travel                 29,184             26,144              3,176
   Equipment lease and rental               34,080             10,108                 --
   Insurance                                11,408             11,075                 --
   Amortization and depreciation            15,760             12,290                 54
   Internet access                           2,206              1,916                 70
   Repairs                                   5,486              5,227                 --
   Consulting fees                         639,788            435,150             23,020
   Franchise taxes                             100                100                 --
----------------------------------------------------------------------------------------

Total operating expenses                 1,271,825            869,634             32,320
----------------------------------------------------------------------------------------

OPERATING LOSS                          (1,271,825)          (869,634)           (32,320)

INTEREST EXPENSE                              (637)              (637)              (101)

COSTS INCURRED ON MERGER                   120,000                 --                 --
----------------------------------------------------------------------------------------

NET LOSS                               $(1,392,462)       $  (870,271)       $   (32,421)
========================================================================================


See accompanying notes to financial statements.

                              STAN LEE MEDIA, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                       STATEMENTS OF SHAREHOLDERS' EQUITY
                  SEVEN MONTHS ENDED JULY 31, 1999 (UNAUDITED),
                   SIX MONTHS ENDED JUNE 30, 1999 (UNAUDITED),
    AND FOR THE PERIOD FROM INCEPTION (OCTOBER 13, 1998) TO DECEMBER 31, 1998

                                                                                                   Deficit
                                                                                                 Accumulated
                                                                                 Additional         During
                                                               Subscription       Paid-In         Development
                                   Shares          Amount          Stock          Capital            Stage            Total
------------------------------------------------------------------------------------------------------------------------------
Issuance of founders              6,900,000     $     6,900     $        --      $     3,100      $        --      $    10,000
   shares (October 1998)
   ($0.001 per share)

Issuance of stock for               420,000             420              --               --               --              420
   services ($0.001 per
   share)

Issuance of stock for               780,000             780              --          324,220               --          325,000
   cash ($0.417 per share)

Net loss for period                      --              --              --               --          (32,421)         (32,421)
------------------------------------------------------------------------------------------------------------------------------
BALANCE, at December 31,
  1998                            8,100,000           8,100              --          327,320          (32,421)         302,999


Issuance of stock for               400,000             400              --               --               --              400
   services ($0.001 per
   share) (Note 8)

Subscription stock (Note 8)              --              --         564,000               --               --          564,000

Net loss for six months                  --              --              --               --         (870,271)        (870,271)
   ended June 30, 1999
   (unaudited)
------------------------------------------------------------------------------------------------------------------------------
BALANCE, at June 30, 1999         8,500,000           8,500         564,000          327,320         (902,692)          (2,872)

Reverse merger (Note 9)           2,525,000           2,525              --          (13,062)              --          (10,537)

Issuance of stock for                60,000              60              --          149,940               --          150,000
   services ($2.50 per
   share) (Note 8)

Subscription stock (Note 8)              --              --         174,100               --               --          174,100

Issuance of subscribed              246,029             246        (738,100)         737,854               --               --
   stock ($3.00 per
   share) (Note 8)

Issuance of stock for                37,500              38              --          149,962               --          150,000
   cash ($4.00 per share)
   (Note 8)

Net loss for month ended                 --              --              --               --         (522,191)        (522,191)
   July 31, 1999
   (unaudited)
------------------------------------------------------------------------------------------------------------------------------
BALANCE, at July 31, 1999         11,368,52     $    11,369     $        --      $ 1,352,014      $(1,424,883)     $   (61,500)
==============================================================================================================================

See accompanying notes to financial statements.

                              STAN LEE MEDIA, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENTS OF CASH FLOWS

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                                                                 From
                                                                                              October 13,
                                                                                                 1998
                                                        JANUARY 1,        JANUARY 1,         (Inception)
                                                         1999 TO           1999 TO               to
                                                         JULY 31,           JUNE 30,          December 31,
                                                           1999               1999               1998
--------------------------------------------------------------------------------------------------------
                                                       (UNAUDITED)        (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                             $  (522,191)       $  (870,271)       $   (32,421)
  Adjustments to reconcile net loss to net cash
  and cash equivalents provided by (used in)
  operating activities:
    Depreciation                                             3,470             12,290                 54
    Stock issued for services                                   --                400                420
    Stock issued during merger                               2,869                 --                 --
    Changes in:
       Prepaid expenses                                         --             (2,500)           (10,000)
       Accounts payable                                     32,509            150,464              5,175
--------------------------------------------------------------------------------------------------------

Net cash used in operating activities                     (483,343)          (709,617)           (36,772)
--------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of property and equipment                     (3,254)          (122,613)            (1,952)
  Application for trademarks                                    --             (6,638)
--------------------------------------------------------------------------------------------------------

Net cash used in investing activities                       (3,254)          (129,251)            (1,952)
--------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Advances from affiliates                                 (20,000)            30,000                 --
  Lease obligations                                         (1,727)            71,815                 --
  Subscription stock                                      (564,000)           564,000                 --
  Capital contribution                                   1,024,694            275,000             60,000
--------------------------------------------------------------------------------------------------------

Net cash provided by financing activities:                 438,967            940,815             60,000
--------------------------------------------------------------------------------------------------------

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS           (47,630)           101,947             21,276

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD             123,223             21,276                 --
--------------------------------------------------------------------------------------------------------

CASH AND CASH EQUIVALENTS, END OF PERIOD               $    75,593        $   123,223        $    21,276
========================================================================================================

See accompanying notes to financial statements.

                              STAN LEE MEDIA, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
            (INFORMATION FOR JULY 31 AND JUNE 30, 1999 IS UNAUDITED)


1.     NATURE OF             Stan Lee Entertainment, Inc. ("Entertainment")
       BUSINESS              (a Development Stage Enterprise) was incorporated
                             in the State of Delaware on October 13, 1998. Stan
                             Lee Media, Inc. ("SLM Delaware") was originally incorporated in the State of Delaware on January
                             14, 1999. Entertainment was merged with SLM on April 14, 1999 in the State of Delaware with the name of the surviving corporation being Stan Lee
                             Media, Inc.

                             Effective July 23, 1999, SLM Delaware engaged in a share exchange with Boulder Capital Opportunities, Inc. ("Boulder") a public company, incorporated in the State of Colorado. The new name of the company after the share exchange is Stan Lee Media, Inc. ("SLM") This share exchange was accounted for as a reverse acquisition in which SLM Delaware is considered the predecessor of the Company because it had operations at the time of the share exchange. In this share exchange, the shareholders of SLM Delaware received 8,500,000 shares of common stock of Boulder in exchange for all of the issued and outstanding shares of common stock of SLM Delaware. The number of shares outstanding after this transaction were 11,025,000.

                             SLM is a newly established, internet based, multi-media company producing original characters and content built on Stan Lee's branded recognition. This development stage company will create a web-site with games, merchandise and trading areas. A lifetime employment agreement, effective April 1, 1999, was made between SLM and Stan Lee which provides that SLM is granted all of Stan Lee's rights, title, and interest in all ideas, names, titles, characters, symbols, logos, designs, visual representations, artwork, and literary property including Stan Lee's name and likeness used and created by Stan Lee for SLM. Under this agreement, Stan Lee will serve as Chairman and Chief Creative Officer of SLM and his services are exclusive with the exception of those services he is required to provide for Marvel Enterprises, Inc., as Chairman Emeritus, which will require no more than an average of 10-15 hours per week of his time. See Note 5.

                              STAN LEE MEDIA, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
            (INFORMATION FOR JULY 31 AND JUNE 30, 1999 IS UNAUDITED)



2.     SUMMARY OF            CASH AND CASH EQUIVALENTS
       SIGNIFICANT
       ACCOUNTING            For purposes of the statement of cash flows, cash
       POLICIES              and cash equivalents include cash on hand.

                             PROPERTY AND EQUIPMENT

                             Property and equipment is recorded at cost, with depreciation computed utilizing the straight-line method.

                             INVESTMENT

                             The investment is carried at lower of cost or market.

                             INCOME TAXES

                             SLM accounts for income taxes utilizing Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" which requires recognition of deferred tax assets and liabilities for the expected future tax consequences that have been included in the financial statements or tax returns.

                             CONCENTRATION OF CREDIT RISK

                             Financial instruments which potentially expose SLM to concentration of credit risk consist primarily of cash and cash equivalents. SLM places its cash and cash equivalents with major financial institutions. At times, cash balances may be in excess of the amounts insured by the Federal Deposit Insurance Corporation, however, management believes the risk of loss to be minimal.

                              STAN LEE MEDIA, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
            (INFORMATION FOR JULY 31 AND JUNE 30, 1999 IS UNAUDITED)


2.     SUMMARY OF            USE OF ESTIMATES
       SIGNIFICANT
       ACCOUNTING            The preparation of financial statements in
       POLICIES              conformity with generally accepted accounting
       (CONTINUED)           principles requires management to make estimates
                             and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual amounts could differ from those estimates.

                             YEAR 2000

                             Like other companies, SLM could be adversely affected if its computer systems or those that its suppliers or customers use, do not properly process and calculate date-related information and data from the period surrounding and including January 1, 2000. This is commonly known as the "Year 2000" issue. Additionally, this issue could impact non-computer systems and devices. At this time, because of the complexities involved in the issue, management cannot provide assurances that the Year 2000 issue will not have an impact on the SLM's operations.

                             UNAUDITED INFORMATION

                             The financial statements include the unaudited balance sheets as of June 30, 1999 and July 31, 1999 and the related statements of operations, changes in shareholders' equity (deficit) and cash flows for the six months ended June 30, 1998 and seven months ended July 31, 1999. This unaudited information has been prepared by the Company on the same basis as the audited financial statements and, in management's opinion, reflects all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the financial information, in accordance with generally accepted accounting principles, for the periods presented. Results for interim periods are not necessarily indicative of the results to be expected for the entire year.

                              STAN LEE MEDIA, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
            (INFORMATION FOR JULY 31 AND JUNE 30, 1999 IS UNAUDITED)


3.     PROPERTY AND          Property and equipment consists of the following:
       EQUIPMENT

                                                            JULY 31,    June 30,      Estimated
                                                              1999        1999       Useful Life
                             -------------------------------------------------------------------
                             Computer equipment            $  117,459  $ 117,459       3 years
                             Computer software                  3,092      3,092       3 years
                             Furniture and fixtures             7,269      4,015       5 years
                             -------------------------------------------------------------------
                                                              127,820    124,566
                             Less accumulated depreciation     15,815     12,345
                             -------------------------------------------------------------------
                                                           $  112,005  $ 112,221
                             ===================================================================

4.     RELATED PARTY         A shareholder of the Company advanced $10,000 and
       TRANSACTIONS          $30,000 at July 31, 1999 and June 30, 1999,
                             respectively, as working capital. The balance is non-interest bearing and due on demand with no specific payment provisions.

5.     COMMITMENTS           SLM entered into a sublease agreement to lease
                             office space from November 1, 1998 to April 30,
                             2002. Minimum future annual payments under this agreement as of July 31, 1999 are as follows:

                             Year ended                                               Amount
                             ------------------------------------------------------------------
                                1999                                             $   37,500
                                2000                                                 90,000
                                2001                                                 90,000
                                2002                                                 30,000
                             ------------------------------------------------------------------
                                                                                 $  247,500
                             ==================================================================

                             The Company has entered into an employment agreement with Stan Lee. Under the agreement Stan Lee will receive a base salary of $250,000 per year, beginning April 1, 1999 and is payable for the remainder of his life. In addition, Stan Lee shall also receive an annual bonus equal to ten percent of all net profits after taxes reported by the Company. Stan Lee will serve as Chairman and Chief Creative Officer of SLM.

                              STAN LEE MEDIA, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
            (INFORMATION FOR JULY 31 AND JUNE 30, 1999 IS UNAUDITED)


5.     COMMITMENTS           EQUIPMENT LEASES
       (CONTINUED)
                             SLM entered into various capital leases for computers and related equipment. The leases range from 24 to 60 month terms. Minimum future annual payments under the agreements as July 31, 1999 are as follows:

                             Year ended                                               Amount
                             ------------------------------------------------------------------
                                1999                                             $   15,036
                                2000                                                 36,087
                                2001                                                 28,270
                                2002                                                 10,507
                                2003                                                  5,772
                                2004                                                  1,443
                             ------------------------------------------------------------------

                                                                                 $   97,115
                             ==================================================================

6.     INVESTMENT IN         On March 16, 1999, SLM entered into an agreement
       NPO ONLINE, INC.      between NPO Online, Inc. ("NPO"), a Company which
       STOCK                 will  provide an e-commerce store front Internet
                             site, that is linked between SLM's Internet site, which will enable purchasing of retail Comic Books and related retail Comic Book products of SLM and NPO. In exchange for exclusive retail linking rights, and joint marketing and promotions, SLM will receive 10% of the gross revenue received for the NPO sales transacted through this Internet site to be paid to SLM, on a monthly basis for the previous month's sales. If SLM sells any merchandise through the NPO site and fulfills the order itself, SLM will pay 10% of those gross sales to NPO. For any resale or collectible merchandise sold by SLM using NPO's storefront, which is not readily available on the retail market, SLM will pay 7.5% of those gross sales to NPO.

                              STAN LEE MEDIA, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
            (INFORMATION FOR JULY 31 AND JUNE 30, 1999 IS UNAUDITED)


6.     INVESTMENT IN         NPO will be the exclusive provider of retail comic
       NPO ONLINE, INC.      books for SLM and neither SLM nor Mr. Stan Lee
       STOCK (CONTINUED)     shall endorse or promote the marketing  or sale of
                             comic books by any other online retailer other than NPO. For this exclusivity, NPO issued 180,000 shares of its common stock with a fair value of $0.285 per share to SLM, at the grant date of March
                             16, 1999. If SLM decides to sell any of the shares, NPO has the first right to purchase those shares.

                             The total authorized capital stock of NPO is 11,000,000 shares of common stock, $0.001 par value per share, of which 7,003,158 shares are issued and outstanding as of March 16, 1999.

                             The obligations under the agreement are in effect on the date that the website becomes operational and the agreement term is for an initial period of three years from March 16, 1999.

7.     PREPAID EXPENSES      Prepaid expenses include a deposit for the lease of
                             an office space and professional retainers paid for future services to be provided.

8.     SHAREHOLDERS'         SLM has 100,000,000 authorized shares of common
       EQUITY                stock at no par value, stated value of $0.001 per
                             share and 10,000,000 shares of preferred stock at no par value. No preferred stock was issued as of July 31, 1999.

                             The stock issued for services between January 1, 1999 and June 30, 1999 was issued for services provided before any stock was issued for cash. Each stock was valued at $0.001 per share at that time.

                             All subscription receivables were collected subsequent to December 31, 1998.

                              STAN LEE MEDIA, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
            (INFORMATION FOR JULY 31 AND JUNE 30, 1999 IS UNAUDITED)


8.     SHAREHOLDERS'         STOCK OPTIONS AND WARRANTS
       EQUITY
       (CONTINUED)           On July 23, 1999 SLM entered into written
                             compensatory stock option and warrant agreements with certain executives and key employees to purchase 1,250,000 shares at $2.50 per share, the estimated fair market value at the date of grant.
                             The maximum term of the options and warrants is five years. The options and warrants are subject to various vesting terms over the next two to four years.

                             On July, 1999 SLM entered into agreements with two parties for consulting services in exchange for options to purchase 725,000 shares of SLM's common stock, at an exercise price of $2.50 per share, the estimated fair market value at the date of grant. 575,000 of these options were granted to Ziffren, Brittenham, Branca & Fischer LLP as consideration for future services as SLM's general entertainment counsel in connection with structuring and negotiating entertainment-related transactions and all other entertainment related matters. The options vest as of January 22, 2000 and may be exercised any time after vesting to and including July 22, 2009.

                             RESTRICTED STOCK

                             On July 23, 1999, ten thousand (10,000) shares of restrictive stock was issued to certain employees in consideration for past services issued at $2.50 per share. Another fifty thousand (50,000) was also issued and to be delivered in June 2000 subject to employment conditions.

                             On July 30, 1999, 37,500 shares of restricted stock was issued as part of Private Placement resulting in proceeds of $150,000 (valued at $4.00 per share).

                              STAN LEE MEDIA, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
            (INFORMATION FOR JULY 31 AND JUNE 30, 1999 IS UNAUDITED)


8.     SHAREHOLDERS'         SUBSCRIPTION STOCK
       EQUITY
       (CONTINUED)           During May through July of 1999, a total of
                             $738,100 in cash was received for subscription stock. The subscription stock consists of 246,029 shares of restrictive stock that were issued on July 23, 1999 in consideration for purchase for a value of $3.00 per share. In addition, warrants were issued to purchase another 246,029 shares at $5.00 per share.

                             STOCK-BASED COMPENSATION

                             Statements of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" (SFAS
                             123) establishes a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from nonemployees in exchange for equity instruments. SFAS 123 also encourages, but does not require companies to record compensations utilizing the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock.

                             Also, in accordance with SFAS No. 123, the Company has provided footnote disclosure with respect to stock-based employee compensation. The cost of stock-based employee compensation is measured at the grant date on the value of the award and is recognized over the service period. The value of the stock-based award is determined using a pricing model where compensation cost is the excess of the fair value of the stock as determined by the model at grant date or other measurement date over the amount an employee must pay to acquire the stock.

                              STAN LEE MEDIA, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
            (INFORMATION FOR JULY 31 AND JUNE 30, 1999 IS UNAUDITED)


9.     WARNER BROS./         On June 14, 1999, SLM and Warner Bros./AcmeCity
       ACMECITY              ("WBAC") signed a "Community" agreement which
       AGREEMENT             provides that SLM will receive all web community
                             hosting; e-mail; community tools which include free home pages, chat and message boards; with direct buttons from each home page to stanlee.net home page of SLM. These services will be given to SLM at no cost, as well as 50% of the net advertising revenue earned from the site to be paid on a quarterly basis by WBAC to SLM in exchange for exclusively hosting SLM's global community of users. SLM will also have the option to sell advertising inventory on the WBAC site.

                             WBAC will be the exclusive provider of personal home page services for SLM and will have exclusive access among all personal home page providers.

                             The E-Commerce rights state that WBAC will be responsible for sales and fulfillment of any premium services such as purchasing additional memory for a personal home page, and will pay SLM 20% of the net revenues derived from the sale of these products.

                             SLM will be responsible for sales and fulfillment of all goods and services within the Community relating to Stan Lee products and merchandise and will pay WBAC 12.5% of the gross revenue derived from these sales regardless of whether such sales are completed online or by other means. If SLM does not source the products then SLM shall pay WBAC 50% of all revenue it receives from sales of the products if the sale was due to the traffic from the WBAC site. In addition, SLM shall pay WBAC 50% of all revenue it receives from the sale of comic books through any other third party if such sale was due to traffic driven from the site.

                             The terms of the agreement will be for 18 months from June 14, 1999 and WBAC will have one option to renew for an additional 18 months. The option must be exercised by WBAC no later than 60 days prior to the initial term.

                              STAN LEE MEDIA, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                          NOTES TO FINANCIAL STATEMENTS
            (INFORMATION FOR JULY 31 AND JUNE 30, 1999 IS UNAUDITED)


10.    REVOLVING CREDIT      On July 23, 1999 SLM Inc. entered into two
       AGREEMENTS            revolving credit agreements for a total of
                             US$2,000,000 dollars available credit. Each credit agreement will expire on July 31, 2000. For each borrowing, a promissory note will be executed that will bear interest, from the date of the borrowing, at LIBOR, as published on The Wall Street Journal plus two percent (2%) per annum computed over a 360 day year. Interest is due and payable monthly on the first day of each month beginning at least 30 days after issuance of the Note.

11.    SUBSEQUENT EVENT      During August 1999, the Company issued 62,500
                             shares of restricted common stock as part of a Private Placement resulting in proceeds of $250,000
                             (valued at $4.00 per share).

ITEM 8. CHANGE IN FISCAL YEAR

        On September 9, 1999, the Board of Directors of the Company voted to change the Company's fiscal year from a year ending April 30 to a year ending December 31. The Company intends to file a report on Form 10-Q for the quarterly period ending September 30, 1999 and a Form 10-K for the eight-month transition period ending December 31, 1999.

                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                     STAN LEE MEDIA, INC.
                                         (Registrant)


Date:   September 13, 1999.          By: /s/ Gill Champion
                                        ---------------------------------------
                                             Gill Champion,
                                             Chief Operating Officer


                                       33